UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): April 20, 2018

GENESIS ENERGY, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

The purpose of this Current Report on Form 8-K is to file with the Securities and Exchange Commission (the “SEC”) certain supplemental information in compliance with SEC rules and regulations relating to our recent acquisition of our Alkali business. The SEC rules require us to file certain acquisition information (the “Required Information”). We initially filed certain Alkali business historical financial information for the period ending March 31, 2017 and supplementally filed certain Alkali business historical financial information and certain Genesis Energy, L.P. (“Genesis”) pro forma financial information for the period ending June 30, 2017. The SEC rules now, due to a lapse of time, require us to supplementally file portions of the Required Information for the period ending December 31, 2017. Each of our initial and first supplemental filings was timely filed and contained all information required by the SEC rules. None of that information has changed since it was filed. Like our first supplemental filing, this second supplemental filing merely extends the period pertaining to certain of the Required Information. For ease of reference, below is a more detailed description of each of our initial filing, first supplemental filing and this second supplemental filing and the Required Information contained in each of them.

As previously reported, on September 1, 2017, we acquired our Alkali business pursuant to that certain stock purchase agreement, dated August 2, 2017, among Genesis, Tronox US Holdings Inc., Tronox Limited (“Tronox”) and Tronox Alkali Corporation. That business included certain trona minerals and a trona-based exploring, mining, processing, producing, marketing and selling business, which Tronox referred to as its Alkali Chemicals Business. Subsequent to closing the acquisition, Genesis timely filed the following financial information with the SEC to comply with the SEC’s rules and regulations:

(a)	on August 7, 2017, a Current Report on Form 8-K containing:

(i)	the unaudited combined financial statements of Alkali Chemicals Business of Tronox as of March 31, 2017 and for the three months ended March 31, 2017 and 2016 and the notes thereto, and

(ii)	the audited combined financial statements of Alkali Chemicals Business of Tronox as of December 31, 2016 and 2015 and for the year ended December 31, 2016 (Successor) and for the nine month period ended December 31, 2015 (Successor) and for the three month period ended March 31, 2015 (Predecessor) and the notes thereto.

(b)	On September 20, 2017, a Current Report on Form 8-K/A (as amended, the “Prior 8-K”) containing:

(i)	the unaudited condensed combined financial statements of Alkali Chemicals Business of Tronox as of June 30, 2017 and for the three and six months ended June 30, 2017 and 2016 and the notes thereto,

(ii)	the audited combined financial statements of Alkali Chemicals Business of Tronox as of December 31, 2016 and 2015 and for the year ended December 31, 2016 (Successor) and for the nine month period ended December 31, 2015 (Successor) and for the three month period ended March 31, 2015 (Predecessor) and the notes thereto, and

(iii)	the unaudited pro forma condensed consolidated financial information of Genesis as of and for the six months ended June 30, 2017 and for the year ended December 31, 2016.

The purpose of this second supplemental filing on a Current Report on Form 8-K is to timely file updated unaudited pro forma condensed consolidated financial information of Genesis for the year ended December 31, 2017, which contains the unaudited statements of operations of each of:

•	the Alkali Chemicals Business of Tronox for the twelve months ended December 31, 2017, and

•	Genesis for the twelve months ended December 31, 2017.

Thus, the updated pro forma financial information merely adds:

•	62 days of historical results of the Alkali Chemicals Business of Tronox, covering the period from July 1, 2017 through the closing on September 1, 2017, and

•	two fiscal quarters of historical results of Genesis, covering the period from July 1, 2017 through December 31, 2017.

This supplemental pro forma financial information is provided for informational purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of Genesis would have been had the Alkali acquisition occurred on the dates assumed therein, nor is it necessarily indicative of future consolidated results of operations or consolidated financial position or management’s expectations for future consolidated results of operations or consolidated financial position. This supplemental pro forma financial information should be read in conjunction with the accompanying notes thereto and the audited consolidated financial statements and accompanying notes thereto of Genesis contained in its annual report on Form 10-K for the year ended December 31, 2017.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated financial information of Genesis for the year ended December 31, 2017, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 9.01 by reference.

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibit

Number	Description

99.1	Unaudited pro forma condensed consolidated financial information of Genesis for the year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)

	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: April 20, 2018	By:	/s/ Robert V. Deere
Robert V. Deere
Chief Financial Officer